Exhibit 99.1

FOR IMMEDIATE RELEASE

SiriusXM Announces Leadership Update

Jim Meyer to Retire as CEO on December 31, 2020
and Become Vice Chairman of the SiriusXM Board of Directors

Jennifer C. Witz, President, Sales, Marketing and Operations, to Become CEO

Entertainment Industry Veteran Sean S. Sullivan Appointed CFO

NEW YORK, September 15, 2020 – SiriusXM today announced that Chief Executive Officer, James E. Meyer, intends to retire on December 31, 2020. Upon Mr. Meyer’s retirement, Jennifer C. Witz, President, Sales, Marketing and Operations, will become the Company’s new Chief Executive Officer.

Gregory B. Maffei, Chairman of the Board of Directors of Sirius XM Holdings Inc. stated, “On behalf of the Board of Directors, I want to thank Jim for his outstanding service, helping to create the leader in audio entertainment in North America. During his tenure as CEO, SiriusXM has grown to become a diversified audio entertainment provider that is poised to reach more than 150 million people, the largest addressable digital audio audience in North America. We are a better company for his stewardship. We look forward to continuing to work with him on the Board and to build on SiriusXM’s strong momentum.”

Mr. Maffei continued, “Our Board of Directors is thrilled to unanimously appoint Jennifer as the next CEO. With nearly two decades of success at the Company, no one is better suited for this position. Jennifer brings the thorough understanding of our business from every angle. She has played a key role in significantly growing SiriusXM’s subscriber base. Jennifer will lead the Company’s strong executive team as it continues building out its platforms and executes on its growth strategies.”

“It has been a privilege to lead SiriusXM, and I am incredibly proud of what we have achieved together over the last eight years,” said Mr. Meyer. “This Company has never been in a better position. We have transformed our business, growing SiriusXM and its offerings, welcoming the team from Pandora through our game changing combination and increasing our scale in podcasting with Simplecast and the pending acquisition of Stitcher. Today, we deliver the best content with a consumer reach that is unmatched in audio entertainment in North America. My decision to retire has long been in the works, and now is the right time to begin this transition. I could not be handing the reins over to a stronger leader than Jennifer. I know firsthand how talented and innovative she is, and I believe she will drive SiriusXM to new heights. This is a key time for SiriusXM, and I look forward to working with Jennifer to ensure a smooth transition as we execute on our near-term priorities.”

Ms. Witz commented, “I am honored to take on the role of CEO and lead SiriusXM at this exciting time. We have the best audio content available anywhere and incredible growth platforms. At SiriusXM, we are rolling out new programming, introducing new technology and expanding our OEM relationships, while pursuing new avenues of growth at Pandora and strengthening our position in the podcasting space. It has been an extraordinary privilege working with Jim and learning from him over the years. SiriusXM has tremendous opportunities ahead. I look forward to working closely with Scott Greenstein, Sean Sullivan and the rest of our talented management team and our incredible employees to capture those opportunities, drive growth and enhance stockholder value.”

During Mr. Meyer’s tenure as CEO, SiriusXM has grown significantly. Highlights of his tenure include:

  Growing subscribers to record levels of 34.3 million as of June 30, 2020. Following the completion of the pending Stitcher transaction, SiriusXM will reach 150 million listeners across its combined properties;
  Driving powerful financial growth with expected revenues of approximately $7.7 billion in 2020 compared to $3.4 billion in 2012, expected EBITDA of $2.4 billion in 2020 compared to $920 million in 2012 and free cash flow approaching $1.6 billion in 2020 compared to $709 million in 2012;
  Returning more than $10 billion of capital to stockholders;
  Completing the transformational acquisition of Pandora;
  Building scale in the fast-growing podcast segment with the acquisition of Simplecast and the pending acquisition of Stitcher; and
  Assembling the best content line-up in audio entertainment including collaborating with leading musicians, entertainers and journalists; launching new entertainment series; expanding sports coverage; and curating dedicated artist-branded channels and exclusive content.

Mr. Meyer will work closely over the coming months with Ms. Witz to ensure a smooth transition of responsibilities.

Sean S. Sullivan Appointed Chief Financial Officer

The Company also announced today that Sean S. Sullivan has been appointed Executive Vice President and Chief Financial Officer, effective October 26, 2020. Mr. Sullivan succeeds David J. Frear who will be pursuing other opportunities, effective immediately.

Mr. Meyer said, “Sean brings two-plus decades of financial and operating experience, strong leadership abilities and an in-depth understanding of the entertainment industry. We are thrilled he is joining the team. I want to thank David for his many years of dedication to the Company and excellent contributions to SiriusXM."

Board of Directors Update

Following his retirement, Mr. Meyer will remain on SiriusXM’s Board of Directors and will serve as Vice Chairman. Upon assuming the role of CEO, Ms. Witz will be appointed as a member of the Board. George W. Bodenheimer also announced today his decision to resign from the Board, effective immediately.

Mr. Maffei concluded, “On behalf of the Board and management team, we thank George for his leadership and guidance, and I am grateful for the time we spent together on the Board. Although we will miss George, our loss will be a great gain for the charitable organizations George plans to focus his talents on.”

About Jennifer C. Witz

Ms. Witz has been with SiriusXM for over 18 years, most recently serving as President, Sales, Marketing and Operations of SiriusXM since March 2019. Prior to that, she served as the Company’s Executive Vice President and Chief Marketing Officer from August 2017 until March 2019. In her time at the Company, Ms. Witz has served in a variety of senior financial and operating roles including Senior Vice President of Finance and Vice President of Finance. Before joining SiriusXM, Ms. Witz was Vice President of Planning and Development at Viacom Inc., a global media company, and prior to that she was Vice President of Finance and Corporate Development at Metro-Goldwyn-Mayer, Inc., an entertainment company focused on the production and global distribution of film and television content. She began her career in the Investment Banking Department at Kidder, Peabody & Co Inc. Ms. Witz is a member of the Board of Directors of LendingTree, Inc., a leading online marketplace that connects consumers with financial products. Ms. Witz received an MBA from Harvard Business School and a BA from University of Pennsylvania and BS in economics from the Wharton School.

About Sean S. Sullivan

Mr. Sullivan has served as the Executive Vice President and Chief Financial Officer of AMC Networks Inc., a global entertainment company, since June 2011. From September 2010 to June 2011, he was the Chief Corporate Officer of Rainbow Media Holdings LLC, the predecessor of AMC Networks Inc. and then a subsidiary of Cablevision Systems Corp. Prior to that, Mr. Sullivan was Chief Financial Officer of HiT Entertainment, a children’s entertainment company, from 2009 to 2010. He is a member of the Board of Directors of Acushnet Holdings Corp., a leader in the design, development, manufacturing and distribution of golf products. Mr. Sullivan received an MBA from Columbia University and a BBA in accountancy from the University of Notre Dame.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the leading audio entertainment company in the U.S., and the premier programmer and platform for subscription and digital advertising-supported audio products. Pandora, a subsidiary of SiriusXM, is the largest ad-supported audio entertainment streaming service in the U.S. SiriusXM and Pandora together reach more than 100 million people each month with their audio products. SiriusXM, through Sirius XM Canada Holdings, Inc., also offers satellite radio and audio entertainment in Canada. In addition to its audio entertainment businesses, SiriusXM offers connected vehicle services to automakers. For more about SiriusXM, please go to: www.siriusxm.com.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the current coronavirus (COVID-19) pandemic is adversely impacting our business; our substantial competition that is likely to increase over time; our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, which may not be successful, and may adversely affect our business; our Pandora ad-supported business has suffered a loss of monthly active users, which may adversely affect our Pandora business; privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; we engage in extensive marketing efforts and the continued effectiveness of those efforts are an important part of our business; consumer protection laws and our failure to comply with them could damage our business; a substantial number of our Sirius XM subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our Sirius XM service as our marketing efforts reach more price-sensitive consumers is uncertain; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain revenue growth from our advertising products, particularly in mobile advertising, our results of operations will be adversely affected; if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners; if we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; our business depends in part upon the auto industry; our Pandora business depends in part upon consumer electronics manufacturers; the market for music rights is changing and is subject to significant uncertainties; our ability to offer interactive features in our Pandora services depends upon maintaining licenses with copyright owners; the rates we must pay for “mechanical rights” to use musical works on our Pandora service have increased substantially and these new rates may adversely affect our business; failure of our satellites would significantly damage our business; our Sirius XM service may experience harmful interference from wireless operations; failure to comply with FCC requirements could damage our business; economic conditions, including advertising budgets and discretionary spending, may adversely affect our business and operating results; if we are unable to attract and retain qualified personnel, our business could be harmed; we may not realize the benefits of acquisitions or other strategic investments and initiatives, including the acquisition of Pandora; our use of pre-1972 sound recordings on our Pandora service could result in additional costs; we may from time to time modify our business plan, and these changes could adversely affect us and our financial condition; we have a significant amount of indebtedness, and our debt contains certain covenants that restrict our operations; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses; rapid technological and industry changes and new entrants could adversely impact our services; existing or future laws and regulations could harm our business; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; our business and prospects depend on the strength of our brands; we are a “controlled company” within the meaning of the NASDAQ listing rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements; while we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time; and our principal stockholder has significant influence, including over actions requiring stockholder approval, and its interests may differ from the interests of other holders of our common stock. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Contacts

Investors:

Hooper Stevens

212-901-6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212-901-6646

patrick.reilly@siriusxm.com